Exhibit 99.1
Press Release
Micromet Secures $25 Million Committed Equity Financing Facility
Carlsbad, CA, — August 31st, 2006 — Micromet, Inc. (NASDAQ: MITI), a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases, today announced that it has entered into a Committed Equity Financing Facility (CEFF) with Kingsbridge Capital Limited, a private investment group. Under the terms of the agreement, Kingsbridge has committed to provide up to $25 million of capital during the next three years through the purchase of newly-issued shares of Micromet’s common stock. Micromet will determine the timing and amount of any CEFF financings, subject to certain conditions.
“This financing facility offers Micromet an enhanced ability to supplement our cash reserves if and when we determine appropriate and at terms that we believe are favorable to the company and minimally dilutive to our shareholders,” said Christian Itin, Ph.D., President and Chief Executive Officer of Micromet, Inc. “Micromet today has two product candidates for the treatment of cancer in clinical development and an early-stage pipeline that we intend to advance into the clinic.”
Micromet’s most advanced product candidate is MT201 (adecatumumab), a human antibody currently being tested as a monoagent in two Phase 2 trials in prostate cancer and in metastatic breast cancer, respectively. MT201 is being developed in collaboration with Serono. Micromet’s second product candidate in clinical trials is MT103 (MEDI-538), a BiTE(R) compound currently in a Phase 1 clinical trial in non-Hodgkins lymphoma (NHL) in Europe. Micromet’s partner MedImmune has recently submitted an IND to the FDA to initiate clinical trials of MT103 in NHL in the United States.
Key provisions of the CEFF are as follows:
— For a period of three years, subject to the conditions of the CEFF, Micromet can access up to $25 million from Kingsbridge in exchange for newly-issued shares of Micromet’s common stock. Subject to the terms of the CEFF, Micromet may access the capital after the Securities and Exchange Commission (SEC) declares effective the registration statement to be filed by Micromet covering the resale of the shares of common stock issuable in connection with the CEFF.
— Micromet may access capital under the CEFF in tranches of up to the lesser of $5 million or 1-1.5% of Micromet’s market capitalization as determined at the time of the draw down of such tranche and subject to certain conditions. Each tranche will be issued and priced over an eight-day pricing period. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 14% depending on the average market price of the common stock during the eight-day pricing period, provided that if the average market price on any day during the pricing period is less than the greater of $2.00 or 85% of the closing price of the day preceding the first day of the pricing period, then such day would not be used in determining the number of shares that would be issued in the draw down and the aggregate amount of such draw down would be decreased by one-eighth.
— Throughout the term of the agreement, Kingsbridge is restricted from engaging in any shorting transaction of Micromet’s common stock. — Micromet is not obligated to utilize any of the $25 million available under the CEFF and there are no minimum commitments or minimum use penalties. The CEFF agreement does not contain any restrictions on Micromet’s operating activities, automatic pricing resets or minimum market volume restrictions.
— The agreement does not prohibit Micromet from conducting additional debt or equity financings, other than financings similar to the CEFF.
— In connection with the CEFF, Micromet issued a warrant to Kingsbridge to purchase up to 285,000 shares of common stock at an exercise price of $3.2145 per share, which represents a 25% premium over the average of the closing prices of Micromet’s common stock during the five trading days immediately preceding the signing of the agreement. The warrant will become exercisable after the six month anniversary of the date of the agreement. The warrant will remain exercisable, subject to certain exceptions, until five years after the date that the warrant becomes exercisable.
— The maximum number of shares that Micromet can sell to Kingsbridge under the CEFF is 6,251,193 (exclusive of shares issuable to Kingsbridge upon exercise of the warrant).
The securities issuable in connection with the CEFF and upon the exercise of the warrant issued to Kingsbridge have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements. Micromet has agreed to file a registration statement for the resale of the shares of common stock issuable in connection with the CEFF and the shares of common stock underlying the warrant within 60 days of the date of the agreement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state. ###
Contact Information
Investors: Ines-Regina Buth (760) 494-4235 (US) +49 (0)89 895277 221 (Europe) ines.buth@micromet-inc.com
Media Europe: Evelyn Wolf +49 (0)89 895277 220 evelyn.wolf@micromet-inc.com
Media US: Susan Noonan (212) 966-3650 susan@sanoonan.com
About Micromet, Inc. (www.micromet-inc.com )
Micromet, Inc. is a biopharmaceutical company focusing on the development of novel, proprietary antibody-based products for cancer, inflammatory and autoimmune diseases. Two product candidates are currently in clinical trials. Adecatumumab (MT201), a recombinant human monoclonal antibody, is being evaluated in Phase 2 clinical trials for the treatment of patients with breast cancer and prostate cancer. MT103 (MEDI-538), a BiTE(R) product candidate, is being studied in a Phase 1 clinical trial for the treatment of patients with Non Hodgkin Lymphoma. Micromet has established a drug development platform based on its BiTE(R) technology, a unique, antibody-based format that leverages the cytotoxic potential of T cells, the most powerful ‘killer cells’ of the human immune system. Micromet has established collaborations with MedImmune, Inc. and Serono.

Forward-Looking Statements
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. Such forward-looking statements include statements regarding the company’s clinical development activities, the issuance of shares of the company’s Common Stock under the CEFF, and the registration for resale of the shares to be issued under the CEFF. Factors that may cause actual results to differ materially include difficulties encountered in integrating the businesses of Micromet AG and CancerVax Corporation, the risk that product candidates that appeared promising in early research and clinical trials do not demonstrate safety and/or efficacy in larger-scale or later clinical trials, the risk that preliminary results from clinical trials may not be confirmed upon full analysis of the detailed results of a trial and additional information relating to the safety, efficacy or tolerability of our product candidates may be discovered upon further analysis of the trial data, the risk that we will not obtain approval to market our product candidates, the risks associated with reliance on outside financing to meet capital requirements, and the risks associated with reliance on collaborative partners for further clinical trials, development and commercialization of product candidates. You are urged to consider statements that include the words “ongoing”, “may”, “will”, “would”, “could”, “should”, “believes”, “estimates”, “projects”, “potential”, “expects”, “plans”, “anticipates”, “intends”, “continues”, “forecast”, “designed”, “goal”, or the negative of those words or other comparable words to be uncertain and forward-looking. These factors and others are more fully discussed in our periodic reports and other filings with the SEC.
Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. Micromet, Inc. undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.
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